                                                                    EXHIBIT 10.1


                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE, made as of the 5th day of August, 1999, by and between JACK ROSENZWEIG and HELENE ROSENZWEIG, his wife, hereinafter "LESSORS",

                                      AND

         HUMBOLDT INDUSTRIES INCORPORATED, a Pennsylvania corporation, with principal offices at One Maplewood Drive, Humboldt Industrial Park, P.O. Box 2010, Hazleton, Pennsylvania, 18201, hereinafter "LESSEE".

                                  WITNESSETH:

         WHEREAS, the Lessors are the owners of real property situate in Humboldt Industrial Park, Hazle Township, Luzerne County, Pennsylvania, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, (the "PREMISES"); and

         WHEREAS, Lessee desires to lease from Lessors, who desire in turn to lease to Lessee, the Premises under the terms and provisions hereinafter contained.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and intending to be legally bound hereby, the Lessors and Lessee agree as follows:

         1. Lessors do hereby demise and let unto the Lessee the Premises, for use by Lessee as an industrial, warehousing or distribution facility, under and subject to the covenants, terms and conditions hereinafter contained.

         2. The term of this Lease shall be for a period of sixty (60) months, (the "TERM") commencing on the date hereof (the "COMMENCEMENT DATE") and terminating on July 31, 2004.


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         3.       (a) Basic Rent. During the Term of this Lease, the Lessee
shall pay to Lessors the sum of Twenty Thousand ($20,000.00) Dollars per month, or a total of One Million Two Hundred Thousand ($1,200,000.00) for the entire term.

                  (b) Additional Rent. All costs, charges and expenses which Lessee assumes, agrees or is obligated to pay to Lessors pursuant to this Lease.

         4. Lessee shall pay, whenever they become due, all taxes of every kind and description, including betterment assessments which may be assessed subsequent to the Commencement Date and during the Term. Taxes for the first and last year of the Term shall be prorated on the fiscal year of the taxing authority. Any increase in taxes shall be paid by Lessee as additional rent to Lessor within thirty (30) days following notice of the amount thereof to Lessee. Lessee shall have the right to contest any and all such tax and assessment increases and Lessors agree to join in such contest, but without Lessors incurring any cost or expense therefor. If at any time during the Term of this Lease:

                  (1) any governmental body or agency, federal, state or local, levies or imposes a tax or excise on rent, or any other tax however described is levied or assessed by any such political body against Lessors on account of rentals payable to Lessor hereunder;

                  (2) if a surcharge, fee, excise, or tax is levied or imposed upon utilities consumed at, or waste discharged from the Premises, or upon parking spaces which are a part of the Premises, or for any governmental service furnished to the Premises or persons visiting or occupying the same; or

                  (3) if the method of taxation of real property is changed from the method in existence on the date of this Lease, so that real estate taxes are replaced


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         by one or more other types of alternative taxes, such as gross income or receipts taxes, value added taxes, excise taxes, or other types of alternative tax (collectively hereinafter referred to as "replacement taxes"); the Lessee shall pay to Lessors, as additional rental, the amount of such (1) tax or excise on rent; (2) surcharge, fee, excise or tax on utilities, waste, parking spaces or governmental services; and (3) replacement taxes. Nothing herein contained is intended to require Lessee to pay any tax levied, assessed, or imposed upon Lessors based upon Lessors' net income excise profits, or net taxable revenues or receipts.

         5. The parties agree that the rental be absolutely net to Lessors in each month during the Term of this Lease. Accordingly, all costs, expenses and obligations of every kind relating to the Premises which may arise or become due during the Term of this Lease, including but not limited to all costs for insurance premiums, utilities, heat, maintenance, snow removal and repairs, shall be borne and paid by Lessee, and Lessor shall be indemnified and held harmless by Lessee against any such costs, expenses and obligations which Lessors may be called upon to pay. (Specific reference to costs, expenses and obligations assumed under the terms of this Lease by Lessee shall not be interpreted or construed as a limitation of the foregoing obligations assumed hereunder by Lessee).

         6. Lessee, at its sole cost and expense, shall secure and maintain, throughout the Term of this Lease, general public liability insurance, insuring Lessors and Lessee, against death and personal injuries to one or more persons in no less than the amount of Five Million ($5,000,000.00) Dollars in the same accident, and not less than One Million ($1,000,000.00) Dollars for damage to property, in connection with Lessee's use and occupancy of the Premises and irrespective of whether such liability arises as a consequence of the negligence of Lessors,


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their agents, servants or employees, and if such negligence occurs subsequent to the date of this Lease, Lessee shall promptly furnish to Lessor a certificate of the insurance company issuing such insurance evidencing such coverage, which certificate shall contain a provision to the effect that such coverage may not be canceled, materially changed, or not renewed without at least thirty (30) days prior written notice to Lessors.

         7. Lessee, at its sole cost and expense, shall further secure and maintain throughout the Term of this Lease, fire, casualty and extended coverage insurance covering the Premises and all improvements now or hereafter made, insuring Lessors, Lessee and any financial institution which requires such insurance as a condition of any loan agreement with Lessors, as their respective interests may appear. Lessee shall furnish to each a certificate of insurance evidencing such coverage, including a provision therein that such coverage may not be canceled, materially changed or not renewed without at least thirty (30) days prior written notice to each such party. The fire, casualty and extended coverage insurance shall be in an amount equivalent to the replacement value of the Premises, including the improvements thereto.

         8. In the event the Premises are damaged or partially destroyed by fire or other casualty, Lessors, utilizing the insurance proceeds, if any, shall restore the same in substantially the same condition as existed prior to the occurrence of such fire or other casualty. However, in the event the Premises shall be totally destroyed by fire or other casualty, such as to preclude the repair thereof within one hundred twenty (120) days subsequent to the date of such event, Lessors shall have the right to either reconstruct the Premises, utilizing the insurance proceeds, if any, or, in the alternative, to elect to receive payment of the insurance proceeds and terminate this Lease. Unless this Lease is terminated as aforementioned, Lessee shall continue all payments of rent and additional rent required hereunder without abatement or adjustment.


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         9. Lessee shall be responsible for all repairs to the Premises, and shall maintain the same in good condition and repair, normal wear and tear and damage by insured casualty excepted, and shall furnish Lessors prompt written notice of any and all accidents, fires or other damage occurring on or to the Premises.

         10. Lessee shall comply with all requirements of duly constituted public authorities, and with the terms of any state or federal statute, regulation, and of any local ordinance, applicable to Lessee or to Lessee's use of the Premises, and Lessee shall indemnify and save Lessors harmless from any and all penalties, fines, costs or other damages resulting from its failure to do so.

         11. Without limiting the generality of any other provision set forth herein during the Term of the Lease or any extension thereof:

                  (a) Lessee shall not, whether intentionally or with or without negligence, cause or permit the escape, disposal or release of any "Hazardous Substances" (defined hereinafter) on, in or under the Premises. Lessee shall not allow the storage or use of Hazardous Substances in any manner on, in or under the Premises, nor shall Lessee permit any such Hazardous Substances to be brought onto the Premises. Lessee further covenants and agrees that the Premises will at all times during its use and occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, decrees, common law doctrines, private agreements and regulations of all state, federal and local Authorities applicable to the Premises or Lessee and pertaining to the protection of the environment, natural resources, public health and welfare from the effects of Hazardous Substances (and their products, by products, wastes, emissions, discharges or releases) or persons to the exposure to Hazardous Substances, or which regulate, prohibit or otherwise have anything



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to do with Hazardous Substances (collectively, the "ENVIRONMENTAL LAWS"). At
Lessor's reasonable request from time to time, Lessee shall execute affidavits and the like concerning, among other things, that Lessee is in full compliance with the provisions of this Section 11.

                  (b) Lessee shall immediately deliver to Lessor a copy of any summons, citation, directive, notice, complaint, letter or other communication from any federal, state or local environmental agency or private party concerning any violation or alleged violation of any Environmental Law on or with respect to the Premises, or concerning any investigation or request for information relating to the use, generation, handling, treatment, storage or disposal of Hazardous Substances in connection with the Premises. If the investigation covers any period prior to the Term, Lessor will cooperate with Lessee in providing such information as may be required.

                  (c) In addition to any other right of entry provided herein, in the event Lessor shall have reasonable cause to believe that Lessee has violated any of the provisions of this Section 11 or that a violation of an Environmental Law has occurred on or with respect to the Premises, or in the event any present, future or proposed future mortgagees of all or any part of the Premises shall require the Lessor in order to maintain or obtain any loan or other financing arrangement, Lessor and their engineers, technicians, representatives and consultants (collectively, "AUDITORS"), may inspect and/or conduct periodic tests and examinations ("AUDITS") of the Premises to confirm that the Premises are in compliance with any or all Environmental Laws. Lessee shall fully cooperate with Lessor and their Auditors in the conduct of such Audits. The costs of such audit shall be the expense of the Lessor unless the reimbursement provisions of subparagraph (d) below become applicable.


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                  (d) In addition to any other right or remedy of Lessor
contained herein, in the event any Audit shall evidence that Lessee has or is in violation of any Environmental Law with respect to the Premises, Lessee shall, at Lessor's option, fully reimburse and indemnify Lessor for all costs, fees, including attorney's fees, and expenses incurred by Lessor as a result of bringing the Premises into compliance with all Environmental Laws, or cause the Premises, at its sole cost and expense, to be in full compliance with all Environmental Laws by taking such action and performing such deeds as Lessor shall require in their reasonable discretion. It is understood and agreed that Lessor and the Mortgagee shall at all times have the full right of entry and access to the Premises with respect to any matter set forth in this subsection
(d).

                  (e) For purposes of this Lease, "Hazardous Substances" shall mean "waste materials", "solid waste", "hazardous waste" or "hazardous substances" as such terms are defined in the Environmental Laws, including, but not limited to, RCRA, as amended, 42 U.S.C. Section 6901, et seq, CERCLA, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1802, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et seq., Section 103 of the Pennsylvania Solid Waste Management Act, 35 P.S. Section 6018.101, et seq. and/or 25 Pa. Code Section 75.260 and Section 75.261 and the Regulations thereto or the Pennsylvania Hazardous Sites Cleanup Act, Act 108 of 1988, December 18, 1988, the Pennsylvania Clean Streams Law, 35 P.S Section
691. 1, et seq., or any similar state laws, regulations or local ordinances, and any regulations now or hereafter promulgated pursuant thereto. In addition, "Hazardous Substances" shall include, but not be limited to, any source material, spent nuclear fuel, radioactive waste or by-product material as defined by the Atomic Energy Act of 1954, 42 U.S.C. Section 2014, as amended.


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         12. Lessee agrees, without further notice or demand, to promptly surrender possession of the Premises to Lessors at the expiration, or earlier termination, of the Term of this Lease. Any holding over by Lessee beyond such Term of this Lease shall be under and subject to the same terms and provisions as contained herein, except, however, that the term of any such holdover shall be from month to month and shall be terminable upon thirty (30) days notice by Lessors.

         13. Lessee may not make any alterations or improvements to the Premises without Lessors' prior written consent, which consent shall not be unreasonably withheld. All such alterations and improvements shall become the property of Lessors upon termination of this Lease unless otherwise provided in Lessors' consent therefor.

         14. Lessors shall not be liable for any injury to any person while on the Premises or for damage to property while located on the Premises, whether owned by Lessors, Lessee or third parties, if caused by or resulting from any act, omission or negligence, occurring subsequent to the date of this Lease, of Lessors, Lessee or any of their respective agents, servants or employees, or by fire, or by any other casualty or condition arising on or resulting to the Premises during the Term of this Lease. Lessee does hereby indemnify and agree to hold harmless Lessors from any loss or liability on account of any such claim. Lessors shall not be liable for any damage to any property at any time located within or about the Premises, including, but not limited to, property of Lessee, by whatsoever cause, nor shall Lessors be liable in any claim for damages by reason of inconvenience or interruption to the business of Lessee, irrespective of the cause therefor.

         15. Lessee shall not permit any mechanics' or similar liens to be filed on or against all or any part of the Premises with respect to labor or material furnished, or claimed to have been furnished, to Lessee. If a mechanics' lien or a claim for a mechanics' lien shall be filed on or against the Premises, Lessee shall immediately, at its sole cost and expense, take any and all action


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necessary to have such lien or claim removed and dismissed. If Lessee fails to do so, Lessor may proceed with same and charge the cost thereof, including attorney's fees, to Lessee, which costs shall be immediately due and payable upon demand.

         16. Lessee shall not assign, mortgage or pledge this Lease, or sublet the Premises or any portion thereof, or permit any other person, firm or corporation to occupy the Premises or any part thereof, without first securing the written consent of Lessors and without such consent, no such assignment, mortgage, pledge or sublease shall be valid. It is understood that notwithstanding any assignment, the Lessee shall remain liable under this Lease.

         17. Any and all sums which may become due and payable by Lessee under the covenants herein made by it or by reason of Lessee's failure to comply with this Lease, or for any damages, costs or expenses for which Lessee may be liable hereunder, shall be collectible and payable as rent.

         18. Each of the parties does hereby release the other to the extent of their respective insurance coverages from any and all liability for any loss or damage caused by fire or other insurance peril, even if such loss or damage shall be brought about by default or negligence of the other party or by his or its employees, agents, servants or any persons claiming under them; provided, however, that this provision shall be in force and effect only with respect to loss or damage occurring during such time as a releasor's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right to recover thereunder.

         19. If Lessee (a) does not pay in full any installment of rent, and/or any other charge or payment herein agreed to be paid by Lessee, within the period of five (5) days after the same becomes due and payable hereunder, or
(b) violates or fails to perform or otherwise breaches any



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covenant or agreement herein contained, or (c) vacates the Premises prior to the expiration of the Term of this Lease, or (d) becomes insolvent or makes an assignment for the benefit of creditors, or if a petition is filed by or against Lessee for the appointment of a receiver, or a bill in equity or other proceedings for the appointment of a receiver of Lessee is filed, or if proceedings for reorganization or composition of creditors under any state or federal law be instituted by or against Lessee, or if the real or personal property of Lessee shall be sold or levied upon by any sheriff or marshal or constable, THEN, and in any of said events, there shall be deemed to be by virtue thereof a breach of this Lease and Lessors may, at their option:

                  (1) declare all or any part of the rent for the entire unexpired balance of the Term of this Lease, as well as all other additional rent, charges, payments, costs and expenses herein agreed to be paid by Lessee, to be immediately due and payable as if by the terms of the provisions of this Lease, the whole balance of said unpaid rent and other additional rent, charges, payments, costs and expenses herein agreed to be paid by Lessee, were on that date payable in advance, and may proceed to collect the same as herein provided, or

                  (2) declare that the Term of this Lease shall immediately terminate and end without any right on the part of the Lessee to save the forfeiture by payment of any sum then due or by other performance of any condition, term or covenant, provided, however, that if Lessors terminate this Lease as herein provided, then Lessors shall not be entitled to collect the full amount of the rent reserved for the unexpired balance of the Term of this Lease but, in lieu thereof, shall be entitled to collect only damages for such breach of the Term of this Lease, which damages shall be a sum of money equal to the difference between the amount of rent hereby



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         reserved for the unexpired balance of the Term of this Lease less the rent received by Lessors upon subsequent reletting of the Premises for a period equal to said unexpired balance of the Term of this Lease; or

                  (3) enter upon the Premises and without demand proceed by landlord's distress to levy upon the goods there found for the collection of the rent and the other charges payable by Lessee as rent as herein provided, and all costs of distress proceedings, including attorneys' fees and the amount payable to the constable or other person making said levy, which other charges shall become part of the claim of Lessors for rent, and any tender of rent without said costs, charges and expenses made after the issue of a Warrant of Distress shall not be sufficient to satisfy the claim of Lessors. Lessee hereby expressly waives in favor of Lessor all rights and claims for the benefits, provisions and exemptions of any act of assembly, rule or procedure or other applicable law now made or which may hereafter be made and, in particular, such laws or rules of procedure regarding any limitations as to the goods upon which, or the time in which, distress is to be made after the removal of goods from the Premises.

         20. In the event of a default by Lessee as hereinbefore provided, Lessee does hereby empower the Prothonotary or any attorney of any court of record in Pennsylvania or elsewhere to appear for Lessee and, on behalf of Lessee, to agree to the entry of an amicable action or actions for the recovery of the rent and other charges herein provided, and in said amicable action to confess judgment against Lessee for all or any part of the rent specified in this Lease and then unpaid, including at Lessors' option aforementioned the rent for the unexpired balance of the Term of this Lease, or the damages for such breach of the Term of this Lease, as provided in


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Paragraph 18 hereof, whichever may be applicable, together with the other additional rent, charges, payments, costs and expenses reserved or agreed to be paid by Lessee hereunder and also for interest and cost of suit together with an attorneys' commission of five (5%) percent of the amount of such rent, (but no less than One Thousand Five Hundred ($1,500.00) Dollars), and additional rent, damages and other charges then payable and remaining unpaid. Such authority shall not be exhausted by one exercise thereof but judgment may be confessed as aforesaid from time to time as often as any of said rent, additional rent, damages and other charges reserved or agreed to be paid by Lessee shall fall due and be in arrears and such powers may be exercised after the expiration of the Term of this Lease as well as during the Term.

         21. Upon the expiration of the Term of this Lease, or upon the termination of this Lease by Lessor by condition broken as hereinbefore provided, it shall be lawful for any attorney of record of the Commonwealth of Pennsylvania or elsewhere, and Lessee does hereby authorize said attorney, to appear on behalf of Lessee to agree on behalf of Lessee for the entry of an Amicable Action in Ejectment against Lessee and all persons claiming under Lessee for the recovery by Lessor or persons claiming under Lessors possession of the Premises; and Lessee does hereby confess judgment in said Amicable Action in Ejectment to confess judgment against it and all persons claiming under Lessee for the recovery of the possession of the Premises as aforesaid, and Lessee does further agree that thereupon a Writ of Possession may issue forthwith without any prior writ or proceeding whatsoever; and Lessee does hereby release to Lessors all errors and defects whatsoever in entering such action of judgment and ejectment or causing such Writ of Possession to be issued or any proceeding thereon or concerning the same; and Lessee agrees that no appeal or exception shall be made or taken thereto, any law or rule of the Court to the contrary notwithstanding.


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         22. No termination of this Lease, nor the taking or recovering of possession of the Premises, shall deprive Lessors of any other action against Lessee for possession, rent or for damages as provided by this Lease, nor shall any distress for rent or damages prevent Lessors from proceeding to recover possession of the Premises on the breach of any of the terms and conditions thereof. If proceedings shall be commenced by Lessors to recover possession as herein provided or under any act of assembly, Lessee specifically waives the right to a notice required by any act of assembly or rule of procedure heretofore or hereafter enacted or adopted and agrees that five (5) days notice shall be sufficient in any such case.

         23. This Lease is subject and subordinate to all mortgages which now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Lessee shall execute promptly any instrument that Lessors may request and, pursuant thereto, Lessee hereby constitutes and appoints Lessor the attorney-in-fact for Lessee to execute any such instrument for and on behalf of Lessee.

         24. In the event any portion of the Premises is taken by any condemnation or eminent domain proceedings, the monthly rental herein specified to be paid shall be ratably reduced according to the area of the Premises which is taken, and Lessee shall be entitled to no other consideration by reason of such taking. Any damages suffered by Lessee on account of the taking of any portion of the Premises and any damages thereto, respectively, that shall be awarded to Lessee in said proceeding shall be paid to and received by Lessors, and Lessee shall have no right therein or thereto, or to any part thereof. Lessee does hereby relinquish and assign to Lessors all of Lessee's rights and equities in and to any such damages. Should all of the Premises be taken by



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eminent domain, then and in that event Lessee shall be entitled to no damages or any consideration by reason of such taking, except by cancellation and termination of this Lease as of the date of said taking and for any damages payable to Lessee as a tenant solely with respect to damages incidental to Lessee's relocation, loss of equipment and moving expenses.

         25. The right in Lessors to enter judgment against Lessee or to obtain judgment in ejectment for the Premises against Lessee and to enforce all of the other provisions of this Lease hereinbefore provided may be exercised by Lessors or by the assignee of Lessors' right, title and interest in this Lease, in said assignee's own name notwithstanding the fact that any or all assignments of the said right, title and interest may not be executed or witnessed in accordance with the pertinent acts of assembly or rules of court that have been or may hereafter be passed or adopted. Lessee does hereby expressly waive the requirement of any such act of assembly or rule of procedure and any other rule regulating the manner of the form in which such assignment shall be executed and witnessed.

         26. All of the remedies hereinbefore given to Lessors and all rights and remedies given to it by law or equity shall be cumulative and concurrent and shall be joint and several. The exercise by Lessors of any particular right for the recovery of rent and other charges or for the recovery of the possession of the Premises shall not be a waiver by Lessors of any other right herein granted to Lessors. If Lessors shall at any time or times accept the rent or the payment of other charges due from Lessee hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasion or constitute or be construed as a waiver of any of Lessors' rights.

         27. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and be binding upon their respective heirs, personal representatives,


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successors and permitted assigns and be subject to the provisions of paragraph
16. No rights, however, shall inure to the benefit of any assignee of Lessee unless Lessors have consented to and approved to the assignment in writing as hereinbefore provided.

         28. The terms of a Lease Agreement between the parties hereto, dated July 1, 1996, is hereby terminated effective on the date of this instrument.

         IN WITNESS WHEREOF, and intending-to be legally bound thereby, the parties have caused this Lease to be duly executed as of the day and year first above written.

                                             LESSOR:

WITNESS:                                     JACK ROSENZWEIG

--------------------------                   -----------------------------------
                                             LESSOR:

WITNESS                                      HELEN ROSENZWEIG

--------------------------                   -----------------------------------

                                             LESSEE:

ATTEST:                                      HUMBOLDT INDUSTRIES INCORPORATED

                                             BY:
--------------------------                      --------------------------------
                                             Office Held:
                                                         -----------------------



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                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

         ALL that certain parcel of land as shown on Ebeco Associates, Inc. drawing number Three-thousand two hundred ton (3210), known as Site Six (6), situate in the park known as Humboldt Industrial Park., Township of Hazle, County of Luzerne, Commonwealth of Pennsylvania bounded and described as follows to wit:

         BEGINNING at a point on the westerly line of a Eighty (80.00) foot wide right of way known as Maplewood Drive, said point being further described as the northeast corner of Site Seven (7);

         THENCE along-the northerly line of said site South Seventy-two degrees One minute and No seconds West (S 72-01-00 W) for a distance of One thousand sixty-four and eighteen hundredths (1064.18) feet to a point on the easterly line of a Sixty (60.00) foot wide Railroad and Utility corridor right of way;

         THENCE along the easterly line of said right of way North Eighteen degrees Seven minutes and No seconds West (N 18-07-00 W) for a distance of Three hundred three and sixty-seven hundredths (303.67) feet to a point; said point being on the southerly line of lands nor or formerly Can4o, Inc.;

         THENCE along the southerly line of said lands North Seventy-two degrees Three minutes and No seconds East (N 72-03-00 E) for a distance of One hundred (100.00) feet to a point;

         THENCE continuing along said lands North Eighteen degrees Seven minutes and No seconds West (N 18-07-00 W) for a distance of One (100.00) feet to a point on the southerly line of a Twenty-five (25.00) foot wide Utility
Corridor:

         THENCE along the southerly line of said right of way North Seventy-two degrees Three minutes and No seconds East (N 72-03-00 E) for a distance of One thousand forty-six and twenty-eight hundredths (1046.28) feet to a point on the westerly line of a Eighty (80.00) foot wide right of way known as Maplewood Drive;

         THENCE along the westerly line of said right of way South Six degrees Twenty-seven minutes and No seconds East (S 06-27-00 E) for a distance of Three hundred fifty-five and forty-eight hundredths (355.48) feet to a point;

         THENCE continuing along said right of way on a curve to the left. having a radius of One, thousand four hundred seventy-four and eighty-nine hundredths (1474.89) feet, an arc length of Fifty-five and sixty-two hundredths (55.62) feet to a point and the PLACE OF BEGINNING.



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